UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): AUGUST 6, 2007


                            IRIS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                   1-11181                   94-2579751
(State or other jurisdiction       (Commission              (I.R.S. Employer
     of incorporation)             File Number)             Identification No.)


                                9172 ETON AVENUE
                              CHATSWORTH, CA 91311
                (Address of Principal Executive Offices/Zip Code)


                                 (818) 709-1244
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 5.02         DEPARTURE  OF DIRECTORS  OR  PRINCIPAL  OFFICERS;  ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         On August 6, 2007, IRIS International, Inc. entered into an employment agreement with Peter Donato, age 37, pursuant to which Mr. Donato will serve as our Corporate Vice President and Chief Financial Officer. Under the terms of the employment agreement, we can terminate Mr. Donato's employment at any time with or without cause, upon written notice. Mr. Donato's employment commenced on August 6, 2007, and he will commence services as Chief Financial Officer on August 10, 2007. Under the employment agreement, Mr. Donato will receive the following compensation:

         o        Base  salary  of  $250,000   per  annum,   subject  to  upward
                  adjustment.

         o A 5 year incentive stock option under the Company's 2007 Stock Incentive Plan, to purchase shares of the Company's common stock with a Black-Scholes value (on the date of grant) equal to $375,000. The exercise price will be equal to the closing sales price of the Company's common stock on Mr. Donato's start date. The option vests over a period of 4 years as follows: 25% of the shares will vest on the first anniversary of the start date and thereafter 6.25% will vest in equal quarterly installments.

         o A restricted stock grant to purchase at a purchase price of $0.01 per share, a number of shares of the Company's common stock determined by dividing $125,000 by the closing sales price of the Company's common stock on the date the Company files with the Securities and Exchange Commission a registration statement on Form S-8 with respect to the 2007 Plan, which shares shall vest over 4 years as follows: 25% on the first anniversary of the start date and thereafter 6.25% will vest in equal quarterly installments, subject to certain terms and conditions as set forth in the employment agreement.

         o In addition, based on performance, Mr. Donato will be eligible for further option and/or equity awards as determined by the Chief Executive Officer and Compensation Committee of our Board of Directors.

         The employment agreement also contains certain payment provisions upon a termination without cause by the Company. A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by this reference.

         Mr. Donato has over 15 years of progressive experience managing financial organizations including enterprises in medical device manufacturing. Prior to joining IRIS, Mr. Donato served as Vice President and CFO, for Gamma Medica-Ideas Inc., an early stage manufacturer of medical imaging equipment. From 2003 to 2006, he was Vice President of Finance for the Cardiology Division of Accellent, Inc., which manufactures medical devices for interventional cardiology applications. From 2001 to 2003, Mr. Donato worked for the Scotts-Miracle Gro Company in various Divisional Controllership roles. From 1994-2000, Mr. Donato worked in the automotive industry with both General Motors and Honda after beginning his career in public accounting with Ernst and Young. Mr. Donato earned his B.S.B.A. in Accounting (Magna Cum Laude) at The Ohio State University and received an M.B.A. from the College of Business Administration at the University of Akron (Ohio). Mr. Donato is also a licensed Certified Public Accountant.

         There are no understandings or arrangements between Mr. Donato and any other person pursuant to which Mr. Donato was selected as Corporate Vice President and Chief Financial Officer. Mr. Donato does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer.


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


         Mr. Donato replaces Veronica Tarrant, who has been serving as our Interim Chief Financial Officer since November 2006. Ms. Tarrant will continue to serve IRIS as Vice President, Finance and Corporate Controller.

         A press release announcing Mr. Donato's appointment was issued by us on August 6, 2007, a copy of which is attached hereto as Exhibit 99.1.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  10.1 Employment Agreement, dated August 6, 2007, between IRIS International, Inc. and Peter Donato

                  99.1 Press Release, dated August 6, 2007, published by IRIS International, Inc.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      IRIS INTERNATIONAL, INC.



Date:    August 7, 2007               By:  /s/ Cesar M. Garcia
                                           -------------------------------------
                                           Cesar M. Garcia
                                           President and Chief Executive Officer


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


                                  EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

10.1           Employment   Agreement,   dated  August 6,  2007,   between  IRIS
               International, Inc. and Peter Donato

99.1           Press   Release,   dated  August  6,  2007,   published  by  IRIS
               International, Inc.


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